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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                    (SUBSECTIONS (A) AND (B) OF SECTION 1350,
                   CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, S.P. Johnson, IV, President and Chief Executive Officer of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), hereby certify, to my knowledge, that:

     (1) the Company's Annual Report on Form 10-K for the year ended Decembr 31, 2004 (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 31, 2005                  /s/ S.P. Johnson, IV
                                     -------------------------------------------
                                     Name: S.P. Johnson, IV
                                           President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Carrizo Oil & Gas, Inc. and will be retained by Carrizo Oil & Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.